EXHIBIT 10W.1



                           DECORATOR INDUSTRIES, INC.

                              AMENDED AND RESTATED

                      STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                            EFFECTIVE JULY 1, 2004*



         WHEREAS, Decorator Industries, Inc., a Pennsylvania corporation (the "Company"), created the Decorator Industries, Inc. Stock Plan for Non-Employee Directors effective May 16, 1997 (the "Original Plan"), to attract and retain qualified persons to serve as directors of the Company, to enhance the equity interest of the directors in the Company, and to encourage the highest level of director performance by providing them with a proprietary interest in the Company's performance and progress; and

         WHEREAS, in order to continue with such goals, the Company now desires to amend the Original Plan to set forth a new schedule for compensating non-employee directors with shares of stock in the Company; and

         WHEREAS, in accordance with its right to amend the Original Plan pursuant to Section 4(b) of the Original Plan, the Board of Directors now hereby amends and restates the Original Plan (the Original Plan, as amended hereby, is hereinafter referred to as the "Plan") as follows:

         1. PURPOSE. The purpose of the Plan is to attract and retain qualified persons to serve as directors of the Company, to enhance the equity interest of directors in the Company, and to encourage the highest level of director performance by providing them with a proprietary interest in the Company's performance and progress, by granting them shares of the Company's Common Stock, par value $.20 per share ("Common Stock"), in lieu of cash compensation.

         2. EFFECTIVE DATE AND TERM. The Plan shall be effective as of July 1, 2004 (the "Effective Date"). The Plan shall remain in effect until terminated by action of the Board of Directors of the Company (the "Board").

         3. PARTICIPATION. All Non-Employee Directors shall participate in the Plan. The term "Non-Employee Director" means any individual who was a member of the Board as of the Effective Date, or who becomes a member of the Board thereafter during the term of the Plan, and in each case during such periods as he or she is a member of the Board and is not a full-time employee of the Company or any of its subsidiaries.

---------
* As approved by the Board of Directors on May 25, 2004.

         4. ADMINISTRATION; AMENDMENT. (a) The Plan will be administered by the Compensation Committee of the Board (the "Committee"), the members of which are appointed from time to time by the Board, which shall have full power and authority to interpret and construe the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

         (b) The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the Company's stockholders, unless and to the extent required to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended from time to time ("Rule 16b-3"). Further, if and to the extent required for the Plan to comply with Rule 16b-3, no amendment to the Plan shall be made more than once in any six-month period that would change the amount, price or timing of the grants of Common Stock hereunder other than to comport with changes in the Internal Revenue Code of 1986, as amended from time to time and any successor thereto, the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, or the regulations thereunder.

         (c) Subject to the above provisions, the Board shall have authority, without stockholder approval, to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, including without limitation new rules which may be promulgated under Section 16 of the Securities Exchange Act of 1934, as amended from time to time, and to grant awards which qualify for beneficial treatment under such rules.

         5. SHARES. (a) Each Non-Employee Director shall receive (i) an Annual Director's Compensation Payment; and (ii) Meeting Participation Payments, in the form of shares of Common Stock, payable as set forth on Schedule A, hereto, as the same may be amended from time to time. A "Plan Year" shall be the Company's fiscal year. Either authorized but unissued or Treasury shares shall be used for this purpose. Any fractional shares will be paid in cash. Each Non-Employee Director will be required to represent that the shares are to be held for investment purposes and not with a view to resale or distribution except in compliance with the Securities Act of 1933, as amended from time to time (the "Securities Act") and to give a written undertaking, in form and substance satisfactory to the Company, that he or she will not publicly offer or sell or otherwise distribute the shares other than (i) in the manner and to the extent permitted by Rule 144 of the Securities and Exchange Commission under the Securities Act, (ii) pursuant to any other exemption from the registration provisions of the Securities Act, or (iii) pursuant to an effective registration statement.

         (b) If an individual becomes a Non-Employee Director during a Plan Year, he or she shall receive for that Plan Year the number of shares equal to the product of (i) the number of shares to which he or she would have been entitled under Section 5(a) had he or she been a Non-Employee Director for the full Plan Year, and (ii) the fraction obtained by dividing (x) the number of calendar months during such Plan Year that such person was a Non-Employee Director by (y) 12; provided, that for purposes of the foregoing a partial calendar month shall be treated as a whole month.

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

         6. ADJUSTMENTS. In the event of any change in the Common Stock of the Company, through the declaration of stock dividends, through recapitalization resulting in stock split-ups or combinations of shares, or as the result of similar events, appropriate adjustments shall be made by the Committee in the number and kind of shares to be paid pursuant to the Plan.

         7. ELECTION TO DEFER SHARES. (a) Subject to Section 7(b), each Non-Employee Director may make an irrevocable election to defer receipt of all or part of the shares granted under this Plan (the "Deferral Election"). In order to make a Deferral Election pursuant to this Section 7(a), a Non-Employee Director must deliver to the Secretary of the Company a written notice of the Deferral Election setting forth the number of shares to be deferred on such form(s) as may be prescribed by the Committee. The Deferral Election may also specify that the Non-Employee Director elects to receive distribution of his or her Director's Trust Account (as defined below) in accordance with Section 7(d) in a lump sum (a "Lump Sum Delivery Election"), or in installments over a period of less than ten years (a "Specific Installment Election"). In the case of individuals who are Non-Employee Directors as of the Effective Date, this notice must be delivered no later than June 15, 2004, with respect to shares for the partial Plan Year July 1, 2004 through January 1, 2005; in the case of individuals who become Non-Employee Directors after the Effective Date, during the term of the Plan, this notice must be delivered within thirty (30) days after the date on which the Non-Employee Director becomes a Non-Employee Director.

         (b) It is the intention of this Plan that Non-Employee Directors shall have the ability to make a Deferral Election as to the Annual Director's Compensation Payment and the Meeting Participation Payments on an annual basis for the Plan Year 2005 and subsequent Plan Years, provided that such annual Deferral Elections would not cause the Plan to fail to comply with Rule 16b-3. Subject to the preceding limitation, a Non-Employee Director may make a Deferral Election on an annual basis on or before June 20 of the Plan Year prior to the commencement of the first Plan Year to which the Deferral Election relates, or such later date up to and including the last business day of such prior Plan Year as may be permitted by the Committee and as permitted under Rule 16b-3. The Deferral Election made pursuant to this Section 7(b), or any subsequent Deferral Election permitted and made pursuant to this Section 7(b), shall remain in effect for subsequent Plan Years unless a subsequent different Deferral Election is permitted and made in accordance with this Section 7(b).

         (c) The Committee may establish a trust for the benefit of the Non-Employee Directors on such terms and conditions as the Committee shall determine (the "Plan Trust"), the assets of which shall be subject to the claims of the Company's creditors. All shares deferred pursuant to this Section 7 shall be delivered to the Plan Trust and shall be credited to the account of each Non-Employee Director in accordance with his or her Deferral Election (the "Director's Trust Account") and held for delivery in accordance with the terms of this Plan; and all earnings of a Director's Trust Account (including without limitation dividends on the Common Stock) shall be accumulated and reinvested by the trustee in the trustee's discretion.

         (d) All distributions from a Director's Trust Account under the Plan Trust shall be made to the Non-Employee Director (or, in the event of an eligible Non-Employee Director's death, his or her designated beneficiary) in ten (10) annual installments commencing as soon as practicable following the cessation of his or her services as a Non-Employee Director. However, if the

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

Non-Employee Director has in effect a valid Lump Sum Delivery Election or a valid Specific Installment Election pursuant to Section 7(b), such distributions shall be made in a lump sum, or in the specified number of installments as the case may be, commencing as soon as practicable following the cessation of his or her services as a Non-Employee Director. Distributions will be made in shares of Common Stock unless the Committee otherwise determines, in accordance with the terms of the Plan Trust. If such shares are to be distributed in installments, such installments shall be equal; provided, that if in order to equalize such installments fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share. If any such shares are to be delivered after the Non-Employee Director has died or become legally incompetent, the Committee shall deliver promptly all remaining undelivered shares to the Non-Employee Director's designated beneficiary or legal guardian, respectively. References to a Non-Employee Director in this Plan shall be deemed to refer to the Non-Employee Director's designated beneficiary or legal guardian, where appropriate.

         (e) Nothing in the Plan or the Plan Trust shall confer on any individual any right to continue as a director of the Company or interfere in any way with the right of the Company to terminate the individual's service as a director at any time.

         (f) A Non-Employee Director shall be entitled to early distribution of all or part of his or her Director's Trust Account in the event of an "Unforeseeable Emergency," in accordance with this paragraph. An "Unforeseeable Emergency" means severe financial hardship to the Non-Employee Director resulting from a sudden and unexpected illness or accident of the Non-Employee Director or a dependent of the Non-Employee Director, loss of the Non-Employee Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Non-Employee Director. A distribution pursuant to this paragraph may only be made to the extent reasonably needed to satisfy the emergency need, and may not be made if such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Non-Employee Director's assets to the extent such liquidation would not itself cause severe financial hardship, or (iii) by cessation of participation in the Plan prospectively. The determination of whether and to what extent a distribution is permitted pursuant to this paragraph shall be made by the Committee.


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


                                   SCHEDULE A



ANNUAL DIRECTOR'S COMPENSATION PAYMENT:

As of the Effective Date, and continuing through the end of the Company's fiscal year ending January 1, 2005 (the "2004 Partial Year"), annual compensation shall be: (i) the amount of whole shares of Common Stock which is equal to the quotient of: Six Thousand Dollars ($6,000) divided by $8.06, which was the closing price per share of Common Stock on the American Stock Exchange on the third business day following the date of the public announcement of the Company's sales and earnings for its 2003 fiscal year. Annual compensation for the 2004 Partial Year shall be payable in two equal installments on September 15, 2004 and December 15, 2004.

After the 2004 Partial Year, each subsequent "Plan Year" shall be the Company's fiscal year. The Annual Director's Compensation Payment for each succeeding Plan Year shall be equal to that number of whole shares of Common Stock which is equal to the quotient of: Eleven Thousand Dollars ($11,000) divided by the closing price per share of Common Stock on the American Stock Exchange on the third business day following the date of the public announcement of the Company's sales and earnings for its preceding fiscal year (the "Share Price"). The Annual Director's Compensation Payment shall be paid in equal quarterly installments on March 15, June 15, September 15 and December 15 of each year.

MEETING PARTICIPATION PAYMENTS:

As of the Effective Date, each director shall be entitled to a "Meeting Participation Payment" for (i) each meeting of the Board of Directors in excess of four (4) that such director attends in any given fiscal year, and (ii) each meeting of the Audit Committee that such director attends as a member. Each Meeting Participation Payment shall be the amount of whole shares of Common Stock which is (i) in the case of meetings of the Board of Directors, equal to the quotient of: Two Thousand Dollars ($2,000) divided by the Share Price and
(ii) in the case of meetings of the Audit Committee, equal to the quotient of:
Two Thousand Dollars ($2,000) for the chairman, and One Thousand Five Hundred Dollars ($1,500) for other members, divided by the Share Price. Such Meeting Participation Payments, if any, shall be added to and paid along with the next quarterly installment of the Annual Director's Compensation Payment.

                           DECORATOR INDUSTRIES, INC.
                             GRANTOR TRUST AGREEMENT
                      STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                            EFFECTIVE JUNE 13, 1997*

                  (a) This agreement made this 13th day of June, 1997, by and between Decorator Industries, Inc. ("Company") and William A. Bassett, as trustee (the "Trustee");

                  (b) WHEREAS, Company has adopted the nonqualified deferred compensation plan entitled Decorator Industries, Inc. Stock Plan for Non-Employee Directors, effective May 16, 1997, as amended and restated, effective July 1, 2004, as set forth in Appendix A hereto (the "Plan");

                  (c) WHEREAS, Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan;

                  (d) WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

                  (e) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of non-employee directors for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

                  (f) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plan;

                  NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be composed, held and disposed of as follows:


SECTION 1.        ESTABLISHMENT OF TRUST
---------         ----------------------

                  (a) Company hereby deposits with Trustee in trust 1,076 shares of Company Common Stock which shall become the initial principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

                  (b) The Trust hereby established shall be irrevocable by the Company.

---------
* As amended by the Compensation Committee on May 25, 2004.

                  (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                  (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under Federal and state law in the event Company is Insolvent, as defined in Section 3(a) herein.

                  (e) Company may at any time or from time to time, make additional contributions of property in Trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

SECTION 2.        PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES
---------         -----------------------------------------------------

                  (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect to each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided in subparagraph (c) herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with the Payment Schedule and the Plan. Trustee shall make provision for the reporting and withholding of any Federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate authorities or determine that such amounts have been reported, withheld and paid by Company.

                  (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as shall be designated under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

                  (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Plan participants or their beneficiaries.

                  (d) If the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits when due in accordance with the Payment Schedule and terms of the Plan, Trustee shall notify Company at least 30 days prior to the date such benefits are due. Upon notice from Trustee, Company shall make the balance of each such benefit payment as it falls due.

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

SECTION 3.        TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST
---------         --------------------------------------------------
                  BENEFICIARIES WHEN COMPANY IS INSOLVENT.
                  ----------------------------------------

                  (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                  (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under Federal and state law as set forth below.

                         (1) An authorized officer or director of the Company
                  shall have the duty, on behalf of Company, to inform Trustee in writing if Company is Insolvent. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                         (2) Unless Trustee has actual knowledge that Company is
                  Insolvent, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                         (3) If at any time Trustee has determined that Company
                  is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries, shall provide written notice to Plan participants or their beneficiaries as to why payments have ceased and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

                         (4) Trustee shall resume the payment of benefits to
                  Plan participants or their beneficiaries in accordance with
                  Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

                  (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period

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

of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4.        INVESTMENT AUTHORITY
---------         --------------------

                  (a) Company Common Stock delivered to Trustee under the provisions of the Plan shall be retained in the Trust and, subject to Section 1(d) hereof, distributed to Plan participants or their beneficiaries in accordance with the provisions of the Plan. Trustee may invest any cash dividends thereon in his discretion, including investments in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

                  (b) Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

SECTION 5.        DISPOSITION OF INCOME
---------         ---------------------

                  During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 6.        ACCOUNTING BY TRUSTEE
---------         ---------------------

                  Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee.

SECTION 7.        RESPONSIBILITY OF TRUSTEE
---------         -------------------------

                  (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of any enterprise of like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

                  (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.

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

                  (c) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy.

                  (d) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

SECTION 8.        COMPENSATION AND EXPENSES OF TRUSTEE
---------         ------------------------------------

                  Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust, provided that such fees and expenses shall not exceed the income received by the Trust.

SECTION 9.        RESIGNATION AND REMOVAL OF TRUSTEE
---------         ----------------------------------

                  (a) Trustee may resign at any time by written notice to Company, which shall be effective ninety (90) days after receipt of such notice unless Company and Trustee agree otherwise.

                  (b) Trustee may be removed by Company on thirty (30) days written notice or upon shorter notice accepted by Trustee.

                  (c) Upon resignation or removal of Trustee and appointment of a successor trustee, all assets of the Trust shall subsequently be transferred to the successor trustee. The transfer to the successor trustee shall be completed within thirty (30) days after receipt of notice of resignation or removal, unless Company extends the time limit.

                  (d) If Trustee resigns or is removed, a successor shall be appointed in accordance with Section 10 hereof, by the effective date of resignation or removal under paragraphs (a) and (b) of this Section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 10.       APPOINTMENT OF SUCCESSOR
----------        ------------------------

                  (a) If Trustee resigns or is removed in accordance with
Section 9(a) or (b) hereof, Company may appoint any third party, including a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor trustee to evidence the transfer.

                  (b) If Trustee resigns or is removed and, pursuant to the provisions of Section 9(d) hereof, a successor trustee is selected, such successor trustee may be any third party, including a bank trust department or other party that may be granted corporate trustee powers under state law. The

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

appointment of a successor trustee shall be effective when accepted in writing by the new trustee. The new trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor trustee to evidence the transfer.

                  (c) The successor trustee need not review the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 4, 6 and 7 hereof. The successor trustee shall not be responsible for any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

SECTION 11.       AMENDMENT OR TERMINATION
----------        ------------------------

                  (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or violate this Section 11.

                  (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

                  (c) No Section of this Trust Agreement may be amended by Company for one (1) year following a Change of Control, as defined herein.

SECTION 12.       MISCELLANEOUS
----------        -------------

                  (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                  (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

                  (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  (d) For purposes of this Trust, Change of Control shall mean any of the following events:

                         (1)   Acquisitions in one or more transactions by any
person or group, directly or indirectly, which in the aggregate cumulatively result in transfer of beneficial ownership of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of Company entitled to vote generally in the election of directors, provided, however, that any acquisition by Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by Company or any of its subsidiaries shall not constitute a Change of Control;

                         (2)   A liquidation or dissolution of Company or the
sale of all or substantially all of Company's assets; or

                         (3)   The  reorganization, merger or consolidation of
Company into or with another person or entity, by which reorganization, merger or consolidation the shareholders of Company having beneficial ownership, directly or indirectly, of the combined voting power of the then outstanding voting securities of Company entitled to vote generally in the election of directors receive less than fifty percent (50%) of the outstanding voting shares of the new or continuing corporation.

SECTION 13.       EFFECTIVE DATE
----------        --------------

                  The effective date of this Trust Agreement shall be June 13, 1997.


                  IN WITNESS WHEREOF, Company and Trustee have executed and delivered this Trust Agreement on the date set forth above.


ATTEST                                     DECORATOR INDUSTRIES, INC.

/s/ Willam A. Johnson                      By:  /s/ Michael K. Solomon
-------------------------------                 --------------------------------
                                                Title: Vice President


                                                /s/ William A. Bassett
                                                --------------------------------
                                                William A. Bassett, as Trustee


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